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AETRIUM INCORPORATED
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JEFFREY EBERWEIN
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Aetrium Shareholders File Suit to Compel Vote

NEW YORK, November 30, 2012 (GLOBE NEWSWIRE) – Jeffrey E. Eberwein, Chairman and spokesman for Concerned Aetrium Shareholders, would like to provide the following update to the shareholders of Aetrium Incorporated (“Aetrium”, “ATRM”, or the “Company”) (NASDAQ: ATRM).

Concerned Aetrium Shareholders (“CAS”, “we”, or “us”) was forced to file suit yesterday in Minnesota state court as a direct result of the gross violation of shareholder rights recently committed by Aetrium’s incumbent board members (the “Incumbent Directors”).

The Incumbent Directors and management at Aetrium have already destroyed tremendous shareholder value over the last five years.  As detailed in our proxy statement filed on November 8 and recently mailed to you, over the last five years ATRM’s stock price is down almost 90%, revenues have declined 75%, net losses have totaled $20 million, and cash reserves have declined from $12.1 million to $3.7 million.

Adding insult to injury, ATRM’s incumbent directors have now further destroyed shareholder value and grossly violated shareholder rights by three recent actions designed for the sole purpose of entrenching themselves: changing the rules on how directors are elected, changing the rules on quorum, and changing the rules on adjourning a shareholder meeting.

First, the Incumbent Directors changed how directors are elected, forcing us to ask the shareholders to change the bylaws.  This change in the bylaws delayed the filing of our proxy statements which resulted in an extremely short proxy solicitation period.  Our proposed bylaw change was approved by shareholders 88% to 12%.

Second, the change in the quorum rule is one that is especially troubling for shareholder democracy.  Elections in America, whether political or corporate, have always been conducted on the basis of “most votes wins” regardless of turnout.  Indeed, this is how every election has been conducted at Aetrium in its history.  Faced with the prospect of losing the vote, however, Aetrium’s Incumbent Directors changed the rules of the game to in effect say “unless 50% of the shareholders cast a vote, there is no election.”  This change in the rules of the game violates the plain language of the Company’s bylaws.  Even though we won the vote 88% to 12%, the Incumbent Directors used this unlawful rule change as a pretext to end the shareholder meeting prematurely without counting all the votes present claiming that quorum was not obtained.

Third, the change in the rules for adjourning a shareholder meeting, announced just hours before the meeting was held on November 26, is illegal and void.  Previously, shareholders were allowed to adjourn the meeting to a future date to provide additional time for votes to be cast, thus giving all shareholders a voice.  In this case, shareholders could have adjourned the meeting for two weeks in order to collect an additional 5% more votes in order to satisfy the new (incorrect) quorum rule announced by the Incumbent Directors.  As a result of the rule change announced only hours before the meeting was held, the Incumbent Directors took away this right from shareholders and bestowed it solely upon themselves.  You can read for yourself from the text of their 8-K filing made on November 26:

Article II, Section 8 is amended and replaced in its entirety as follows:

Section 8. Quorum and Adjournment. The holders of a majority of the voting power of the shares present in person or by proxy entitled to vote at a meeting shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the [shareholders entitled to vote thereat, present in person or represented by proxy] Chairman of the meeting shall have the sole power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

*The text in brackets was deleted. The text underlined was added.

This last minute bylaw change is the very definition of an entrenched management team using every trick in the book, legal or not, to stay in power.  Shareholders cannot benefit from having a key right taken away, which is why this move is a gross violation of shareholder rights and a gross breach of the Incumbent Directors’ fiduciary duty to shareholders.

In addition to these outrageous actions by the Incumbent Directors, we have also been notified that Doug Hemer, Aetrium’s Chief Administrative Officer, told shareholders to not attend the November 26 meeting in person because no meeting would be held.  We also know that more than 10 shareholders were present at the meeting in person and were not allowed to cast their vote by Doug Hemer, which is yet another sad example of violating shareholders’ most fundamental right -- the right to vote.  In addition, there was a block of 385,000 shares at the meeting present and ready to vote, which is an additional 4% of the shares, thus at least 45% of the shares were present at the meeting.  It looks to us that this block of shares may have been management’s own block which, if true, means that the Incumbent Directors and management didn’t even vote for themselves at the meeting because they were purposely attempting to prevent us from attaining quorum under their new (illegal) quorum rule.  Mr. Hemer started and ended the meeting in less than two minutes claiming that a quorum was not obtained, but given that not all the votes present at the meeting were even counted, it is possible that even under the incumbent’s new (illegal) quorum rule a quorum did exist at the meeting.

Because of the massive destruction in shareholder value over the last five years and the gross violation of shareholder rights, Concern Aetrium Shareholders has filed suit against the Incumbent Directors.  We seek to confirm the original and correct quorum rule so that “most votes wins.”  We also seek to confirm that the entrenched Incumbent Directors cannot prevent the holding of the adjourned meeting on December 10 so that all the votes cast by shareholders can be counted.  We’re also asking the court to restrain the Incumbent Directors, and Doug Hemer specifically, from making further changes to the Company’s bylaws or interfering with the vote.

In addition to filing our lawsuit yesterday, we also remailed our GREEN proxy card to all Aetrium shareholders along with a letter.  We ask Aetrium shareholders to be patient a little while longer while we fight for their rights.  We kindly ask all Aetrium shareholders, even ones voting for the Incumbent Directors, to vote their shares if they have not already done so.  It is important that every shareholder be allowed to vote and that every vote is counted, so please VOTE.

Additional Information

CONCERNED AETRIUM SHAREHOLDERS (CONSISTING OF JEFFREY E. EBERWEIN, ARCHER ADVISORS, LLC, ARCHER FOCUS FUND, LLC, ARCHER EQUITY FUND, LLC, STEVEN MARKUSEN, GLOBALTEL HOLDINGS LLC, DILIP SINGH, RICHARD K. COLEMAN, JR., GALEN VETTER, ALFRED JOHN KNAPP, JR., ANDOVER GROUP, INC., BOSTON AVENUE CAPITAL LLC, CHARLES M. GILLMAN, JAMES F. ADELSON AND STEPHEN J. HEYMAN) ARE OR MAY BE DEEMED TO BE “PARTICIPANTS” UNDER THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN THE SOLICITATION OF PROXIES FOR THE ELECTION OF THEIR SLATE OF NOMINEES TO AETRIUM INCORPORATED’S (“ATRM”) BOARD OF DIRECTORS AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 26, 2012.  IN CONNECTION WITH THE PARTICIPANTS’ PROXY SOLICITATION, THEY HAVE FILED A DEFINITIVE PROXY STATEMENT WITH THE SEC TO SOLICIT SHAREHOLDERS OF ATRM.

SHAREHOLDERS OF ATRM ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION AND SUCH SHAREHOLDERS SHOULD RELY ON SUCH DEFINITIVE PROXY STATEMENT AND NOT ON THIS RELEASE OR ANY PRELIMINARY PROXY STATEMENT.  THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATED TO SOLICITATION OF PROXIES WILL BE AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND THEIR OTHER SOLICITING MATERIALS WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANT’S PROXY SOLICITOR, INVESTORCOM, INC., TOLL FREE:  (877) 972-0090 OR VIA EMAIL AT: CAS@INVESTOR-COM.COM.

INFORMATION REGARDING THE PARTICIPANTS, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN THE SOLICITATION, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THEIR DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE SEC ON NOVEMBER 8, 2012, WHICH IS AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

Contact:
Jeff Eberwein
917-576-9420 or
je@eberweincapital.com